UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2013

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On January 24, 2013, Teledyne Technologies Incorporated issued a press release with respect to its fourth quarter 2012 and full year 2012 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On January 22, 2013, the Personnel and Compensation Committee of Teledyne's Board of Directors took the following actions:

(a)     The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards to each of the Named Executive Officers identified in Teledyne's 2012 Proxy Statement with respect to the fiscal year ended December 30, 2012. AIP award opportunities are expressed as a percentage of a participant's base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne's achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, negative discretionary adjustments are allowed with respect to awards to Named Executive Officers. AIP awards are generally paid from a pool of up to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

The following table sets forth the current AIP cash bonus payments for the fiscal year ended December 30, 2012, to the Named Executive Officers identified in Teledyne's 2012 Proxy Statement. The bonus awards reflect favorable 2012 operating results compared to 2011 and the 2012 business plan, the respective executive's individual performance and other factors:

Name	Position	2012 Bonus
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,258,000
John T. Kuelbs	Executive Vice President, General Counsel and Secretary*	$271,900
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer*	$345,600
Aldo Pichelli	President and Chief Operating Officer, Instrumentation and Aerospace and Defense Electronics Segments	$276,800
Rex Geveden	President, Engineered Systems Segment and Teledyne Scientific and Imaging, LLC	$356,800

* Mr. Kuelbs retired from such position in September 2012 and Mr. Schnittjer retired from such position in November 2012.

(b)     The Committee approved the 2013 goals for the Annual Incentive Plan cash bonus awards to each of Teledyne's Named Executive Officers currently employed by the company. AIP awards for 2013 are to be based on the same financial and non-financial measures described above for the fiscal year ended December 30, 2012.

For 2013, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executives Officers identified in Teledyne's 2012 Proxy Statement are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

Name	Position	2013 AIP Award Eligibility as a % of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	120%
Aldo Pichelli	President and Chief Operating Officer, Instrumentation and Aerospace and Defense Electronics Segments	80%
Rex Geveden	President, Engineered Systems Segment and Teledyne Scientific and Imaging, LLC	60%

(c) The Committee established a Restricted Stock Award Program for key employees, including the Named Executive Officers currently employed by the company, under the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan. This program provides grants of restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to 30% of each recipient's annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for three year performance cycle ended December 31, 2015, as in previous years, is the price of Teledyne's common stock as compared to the Russell 2000 Index. In order for a participant to retain the restricted shares, Teledyne's three-year aggregate return to shareholders (as measured by Teledyne's stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If Teledyne's stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares. A copy of the Administrative Rules relating to the Restricted Stock Award Program is attached as an exhibit to this filing.

The Committee determined that the percentage of annual base salary for each of Robert Mehrabian and Aldo Pichelli for the 2013-2015 Restricted Stock Award Program would be 60%.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Administrative Rules related to the Restricted Stock Award Program.
Exhibit 99.1	Press Release announcing fourth quarter 2012 and full year 2012 financial results dated January 24, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: January 24, 2013

EXHIBIT INDEX
Description

Exhibit 10.1	Administrative Rules related to the Restricted Stock Award Program.
Exhibit 99.1	Press Release announcing fourth quarter 2012 and full year 2012 financial results dated January 24, 2013.